Exhibit 10.70

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this "Amendment") is entered this 31st day of December, 2008 (the "Effective Date"), by and between Far East Energy (Bermuda), Ltd., a Bermuda company (the "Company") and Phil Christian (the "Employee").

RECITALS

WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated effective March 12, 2008 (as amended, the "Existing Agreement");

WHEREAS, the Company and the Employee desire to amend the Existing Agreement on the terms herein provided;

WHEREAS, Section 457A of the Internal Revenue Code of 1986, as amended ("Section 457A"), imposes certain limitations and restrictions on the time at which certain types of compensation may be payable;

WHEREAS, all documents that may provide for the payment of compensation that may be subject to Section 457A must be brought into compliance with the requirements of Section 457A on or before December 31, 2008, or the service provider to whom such compensation is payable will be subjected to certain adverse tax consequences; and

WHEREAS, the Company and the Employee have determined that it is advisable to amend the Existing Agreement in accordance with Section 457A to ensure that, to the extent subject to Section 457A, the Existing Agreement complies therewith and to avoid the imposition of any adverse tax consequences under Section 457A.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Capitalized terms used in this Amendment that are not defined herein shall have the meanings ascribed thereto by the Existing Agreement.

ARTICLE II

Amendments

Section 2.01.  Section 23.  A new Section 23 is hereby added to the Existing Agreement to read as follows in its entirety:

"23.	Compliance with Code Section 457A.

Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply from and after January 1, 2009:

(a)           This Agreement and the benefits provided hereunder are intended to comply, to the extent applicable thereto, with Code Section 457A and the Treasury Regulations and other guidance promulgated or issued thereunder, and the provisions of this Agreement shall be interpreted and construed consistent with this intent.  If the Employee or the Company believes, at any time, that any such benefit or right does not so comply with Code Section 457A, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Code Section 457A (with the most limited possible economic effect on the Employee and on the Company).

(b)           ‘Ineligible Compensation’ means compensation relating to services performed for the benefit or on behalf of the Company as determined by the Parent, in its sole discretion regardless of whether the cost of such compensation is actually borne by the Company.  To the extent the Employee performs such services for the Company, as well as for the Parent, and any subsidiary or affiliate of the Company, the determination of what portion of such compensation shall be considered Ineligible Compensation shall also be made by the Parent in its sole discretion.

(c)           If and to the extent required by Code Section 457A, and subject to Code Section 409A:

(i)            Any Ineligible Compensation which is attributable to services performed for the Company after December 31, 2008, as adjusted for any earnings and losses attributable thereto, shall be paid to the Employee no later than the last day of the twelfth month after the end of the taxable year of the Company during which the right to the payment of such Ineligible Compensation is no longer subject to a "substantial risk of forfeiture" within the meaning of Code Section 457A.

(ii)           In the case of any deferred amount of Ineligible Compensation which is attributable to services performed for the Company before January 1, 2009, to the extent such deferred amount is not includible in the Employee’s gross income in a taxable year beginning before 2018, such deferred amount, as adjusted for any earnings and losses attributable thereto, shall be paid to the Employee in the later of (1) the last taxable year beginning before 2018, or (2) the taxable year in which there is no "substantial risk of forfeiture" of the Employee’s rights to such Ineligible Compensation, within the meaning of Code Section 457A."

ARTICLE III

Miscellaneous

Section 3.01. Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Agreement.  Except as expressly modified and superseded by this Amendment, the Company and the Employee each hereby (a) ratifies and confirms the Existing Agreement, (b) agrees that the same shall continue in full force and effect, and (c) agrees that the same are the legal, valid and binding obligations of the Company and the Employee, enforceable against the Company and the Employee in accordance with its respective terms.

Section 3.02. Severability.  If, for any reason, any provision of this Amendment is held invalid, illegal or unenforceable such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment not held so invalid, illegal or unenforceable, and each such other provision shall, to the full extent consistent with law, continue in full force and effect.  In addition, if any provision of this Amendment shall be held invalid, illegal or unenforceable in part, such invalidity, illegality or unenforceability shall in no way affect the rest of such provision not held so invalid, illegal or unenforceable and the rest of such provision, together with all other provisions of this Amendment, shall, to the full extent consistent with law, continue in full force and effect.  If any provision or part thereof shall be held invalid, illegal or unenforceable, to the fullest extent permitted by law, a provision or part thereof shall be substituted therefor that is valid, legal and enforceable.

Section 3.03. Headings.  The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Amendment.

Section 3.04. Governing Law.  This Amendment and its validity, interpretation, performance and enforcement shall be governed by the laws of Texas, without giving effect to any principles of conflicts of law.

Section 3.05. Withholding.  All amounts paid pursuant to the Existing Agreement and this Amendment shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

Section 3.06. Counterparts.  This Amendment may be executed in counterparts, each of which, when taken together, shall constitute one original agreement.

Section 3.07. Waiver.  No term or condition of the Existing Agreement or this Amendment shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Amendment or the Existing Agreement except by written instrument of the party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

Section 3.08. Entire Agreement.  The Existing Agreement and this Amendment, together, contain the entire understanding between the parties hereto regarding this subject except that this Amendment shall not affect or operate to reduce any benefit or compensation inuring to Employee of a kind elsewhere provided and not expressly provided for in the Existing Agreement or this Amendment.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer or director to execute and attest to this Amendment, and Employee has placed this signature hereon, effective as of the date set forth above.

FAR EAST ENERGY (BERMUDA), LTD.

By:   /s/ Michael R. McElwrath
Name: Michael R. McElwrath
Title:  Chief Executive Officer

EMPLOYEE:

/s/ Phil Christian
Phil Christian